Exhibit 10.3

Shenzhen Lohas World Co., Ltd.

Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership)

Lohas World (Shenzhen) Intelligent Technology Co., Ltd.

And

Lohas Agricultural Information Technology Co., Ltd.

Equity Pledge Agreement (English Translation)

Equity Pledge Agreement

This Equity Pledge Agreement (hereinafter referred to as the “Agreement”) is signed by and among the following parties on _16/08/2019______ (DD/MM/YY).

(1)	Shareholder A: Shenzhen Lohas World Co., Ltd., a joint stock limited company established according to Chinese law with unified social credit code of XX;

(2)	Shareholder B: Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership), a limited partnership established under Chinese law with unified social credit code of XX;

(Shareholder A and shareholder B shall be individually referred to as a “Pledgor” and collectively, the “Pledgors”);

(3)	Lohas World (Shenzhen) Intelligent Technology Co., Ltd. (hereinafter referred to as the “Pledgee”) is a wholly foreign-owned company established under the Chinese Law with its unified social credit code of XX; and

(4)	Lohas Agricultural Information Technology Co., Ltd. (hereinafter referred to as the “Company”) is a limited liability company established under the Chinese Law with its unified social credit code of XX.

(In the Agreement, the above parties shall be individually referred to as the “Party” and shall be jointly referred to as the “Parties”)

In view of:

1.	The Pledgors are the registered shareholders of the Company and hold all of the equity interests of the Company (hereinafter referred to as the “Company Equity”) in accordance with the law. On the date of signing the Agreement, the amount of capital contribution and the proportion of ownership of the Company’s registered capital are as shown in Annex I thereto.

2.	According to the provisions of the Exclusive Option Agreement (hereinafter referred to as the “Option Agreement”) concluded among the Pledgors, the Pledgee and the Company on _16/08/2019__ (DD/MM/YY), upon the request of the Pledgee, the Pledgors shall transfer all or part of the Company Equity to the Pledgee and/or any other entity or individual designated by the Pledgee as permitted by Chinese law.

3.	According to the provisions of the Shareholders Voting Rights Proxy Agreement (hereinafter referred to as the “Voting Rights Proxy Agreement”) concluded by and among the Pledgee, the Company and the Pledgors on __16___, __08_, _2019____(DD/MM/YY), each of the Pledgors has authorized the individual designated by the Pledgee to exercise all the voting rights it enjoys as a shareholder of the Company on behalf of the Pledgor.

4.	According to the provisions of the Exclusive Consultation and Service Agreement (hereinafter referred to as the “Service Agreement”) concluded by and among the Pledgee and the Company on 16/08/2019___(DD/MM/YY), the Company has exclusively hired the Pledgee to provide relevant technical consultation and services, and will pay the corresponding service fee to the Pledgee for such technical consultation and services.

5.	As a Pledgor and the Company’s guarantee for the performance of Contractual Obligations (as defined below) as well as the repayment of Secured Debt (as defined below), the Pledgor agrees to pledge all of the Company Equity to the Pledgee, and to grant the Pledgee the first priority of repayment.

Consequently, by consensus, the parties hereto reached the following agreements:

1.	Definition

1.1	Unless the context requires otherwise, the following terms in the Agreement shall be interpreted as follows:

“Contractual Obligation”:	It refers to all contractual obligations of the Pledgors and the Company under this Agreement, the Service Agreement, the Option Agreement as well as the Voting Rights Proxy Agreement (hereinafter jointly referred to as the “Transaction Agreements”).

“Secured Debt”:	It refers to all service fees and interests that the Pledgee shall enjoy under the Transaction Agreements; all direct, indirect, derivative losses and loss of predictable benefits incurred by the Pledgee as a result of any Default Event by the Pledgors and/or the Company (as defined below); and all the expenses incurred by the Pledgee to force the Pledgor and/or the Company to perform Contractual Obligations.

“Default Event”:	It refers to any breach by the Pledgors or the Company of any of its Contractual Obligations under the Transaction Agreements.

“Pledged Property”:	It refers to all equity and equity related interests of the Company legally owned by the Pledgors at the time the Agreement becomes effective, which are pledged to the Pledgee in accordance with the provisions hereof as collateral security for the performance of Contractual Obligations of the Pledgors and the Company, as well as other registered capital (capital contribution) and related equity interests of the Company that the Pledgors may acquire in the future under Articles 2.6 and 2.7 of the Agreement.

“Chinese Law”:	It refers to the laws, administrative regulations, administrative rules, local regulations, judicial interpretations as well as other binding normative documents of the People’s Republic of China that are in force at that time.

1.2	The reference of any Chinese Law therein shall be deemed to include (1) amendments, alterations, additions and redesigns to the Chinese Law, regardless of the time before or after the conclusion of the Agreement; and (2) the invocation of other decisions, notifications and regulations formulated in accordance with its provisions or in force as a result of the Chinese Law.

1.3	Unless otherwise stipulated therein, the articles, clauses, items and paragraphs referred to herein shall refer to the corresponding contents thereof.

2.	Equity pledge

2.1	In order to guarantee the performance of the Contractual Obligations of the Pledgor under the Transaction Agreements and the repayment of the Secured Debt, the Pledgors hereby agree to pledge the Pledged Property to the Pledgee in accordance with the provisions hereof. The Company hereby agrees that the Pledgors holding its Company Equity shall be entitled to pledge the Pledged Property to the Pledgee in accordance with the provisions hereof.

2.2	The Pledgors shall record the equity pledge arrangement (hereinafter referred to as the “Equity Pledge”) hereunder on the date of signing the Agreement in the shareholders’ register of the Company, shall provide the record certificate to the Pledgee in the form satisfactory to the Pledgee, and shall provide the Pledgee with a certificate of registration with competent industrial and commercial administrative department and a certificate of capital contribution of the Pledgors concerning the Equity Pledge within 30 days from the date of signing the Agreement or within other periods the parties hereto may otherwise agree. The Pledgee will keep the documents during the pledge period specified therein.

2.3	During the validity period of the Agreement, in the event of any reduction in the value of the Pledged Property, unless such reduction was directly caused by Pledgee’s intentional activities or gross negligence, the Pledgee shall not be liable and the Pledgors shall not be entitled to any form of recourse or claim against the Pledgee.

2.4	Without violating the provisions of Article 2.3 above, in case there is any possibility that the value of the Pledged Property will be reduced significantly, which may be sufficient to effect the rights of the Pledgee, the Pledgee may request the Pledgors to provide corresponding guarantees, act as an agent for the auction or sale of the Pledged Property at any time, agrees with the Pledgee to use the proceeds of auction or sale for early payment of the Secured Debt, or deposit them with the notary office in the place where the Pledgee is located (all expenses arising therefrom shall be born by the Pledgor).

2.5	The Pledgee shall be entitled to enjoy the security interest of the first priority in the Pledged Property. In the event of any Default Event, the Pledgee shall be entitled to dispose of the Pledged Property in the manner specified in Article 4 thereof.

2.6	With the prior written consent of the Pledgee, the Pledgors shall be entitled to increase the capital of the Company. The increase amount in the registered capital of the Company due to the increase in the capital of the Company by the Pledgors shall be automatically attributed to the Pledged Property. The Company shall, and the Pledgors shall also urge the Company to, record the Equity Pledge which has been altered in the shareholders’ register of the Company on the same day that the alteration occurs (including but not limited to capital increase), and shall complete the registration of the alteration of the Equity Pledge with the Industrial and Commercial Departments and provide the Pledgee with the certificate of the registration of the Equity Pledge within 30 days after such alterations or within other time periods the parties may otherwise agree. The Pledgee will keep the documents during the pledge period specified in the Agreement.

2.7	With the prior written consent of the Pledgee, the Company may distribute profits. During the period of pledge under this Agreement the Pledgee shall be entitled to collect all proceeds (if any) from the pledged equity interests in the Company, including but not limited to bonus, dividends and other proceeds arising from the pledged equity interests in the Company. The Pledgors shall pay this part of proceeds to the bank account designated by the Pledgee in an appropriate manner that complies with relevant laws and regulations.

2.8	The Pledgee shall be entitled to dispose of any Pledged Property of the Pledgors in accordance with the provisions thereof after Default Event occurs.

3.	Release of equity pledge

After the Pledgors and the Company have fully and completely fulfilled all their Contractual Obligations, and have paid off all Secured Debts, the Pledgee shall cancel the Equity Pledge hereunder at the request of the relevant Pledgor, and shall cooperate with the relevant Pledgor to cancel the registration of the Equity Pledge stipulated in the shareholders’ register of the Company as well as the registration of the Equity Pledge, where, all reasonable expenses arising from the release of Equity Pledge shall be borne by the Pledgors only.

4.	Disposal of the pledged property

4.1	The Pledgors, the Company and the Pledgee hereby agree that, in the event of any Default Event, the Pledgee shall be entitled to exercise all rights and powers of relief that he can exercise in accordance with the Chinese Law and the Transaction Agreements after giving the written notice of the Pledgors, including, but not limited to the auction or sale of the Pledged Property with the priority to receive payments. The Pledgee shall not be responsible for any loss caused by its reasonable exercise of such rights and powers.

4.2	The Pledgee shall be entitled to appoint a lawyer or other agent in writing to exercise any and all of the above rights, and neither the Pledgors nor the Company shall be entitled to object such appointment.

4.3	The reasonable expenses incurred by the Pledgee in exercising any or all of the rights mentioned above shall be borne by the Pledgors only, and the Pledgee shall be entitled to deduct such expenses from the amount obtained in exercising his rights.

4.4	Payments obtained by the Pledgee in exercising rights shall be dealt with in the following order:

(1)	Pay for all expenses arising from the disposition of the Pledged Property and the exercise of rights by the Pledgee (including payment of remuneration to its lawyers and agents);

(2)	Pay for taxes and fees due to the disposition of Pledged Property; and

(3)	Pay for the Secured Debts to the Pledgee.

In case there is any balance after deduction of the above amount, the Pledgee shall return the balance to the Pledgors or other persons who have the right to the amount in accordance with relevant laws and regulations or deposit it with the notary office in the place where the Pledgee is located (all the expenses arising therefrom shall be born by the Pledgors).

4.5	The Pledgee has the right to choose to exercise simultaneously or successively the pledge of the company’s equity held by any Pledgors or any other remedy for breach of contract owned by the Pledgee. The Pledgee does not need to exercise any other remedy for breach of contract before exercising the right to auction or sell the Pledged Property hereunder. Neither the Pledgors nor the Company has the right to give objection whether the Pledgee exercises part of its rights or the order in which it exercises its rights.

5.	Expenses and expenditures

The Pledgors shall be responsible for all the actual expenditures relating to the establishment, cancellation or exercise of the Equity Pledge hereunder, including but not limited to stamp duty, any other taxes and all legal expenses.

6.	Sustainability and non-abstention

The Equity Pledge established hereunder is a continuous guarantee and its validity shall continue until the Contractual Obligations are fully fulfilled and the Secured Debt is fully paid. Pledgee’s waiver, grant of grace period or delay in exercising any rights under the Transaction Agreements shall not affect the Pledgee’s right to strictly enforce the Transaction Agreements under the relevant Chinese Law and Transaction Agreements at any later time or the rights of the Pledgee due to the subsequent breach of the Transaction Agreements and/or the obligations hereof by the Pledgors.

7.	Representations and Warranties of the Pledgors

Each of the Pledgors hereby severally and jointly declares and warrants to the Pledgee as follows:

7.1	They are all legal body of enterprise with full capacity; they all have complete and independent legal status and legal capacity, and have been duly authorized to sign, deliver and implement the Agreement. They can independently act as a litigation subject.

7.2	Lohas Agricultural Information Technology Co., Ltd., the Company they held, is a limited liability company duly formed and legally existing according to Chinese law, and has independent corporate capacity. The Company has complete and independent legal status and legal capacity to sign, deliver and implement this Agreement, and can independently act as a litigation subject. The Company has the full power and authority to sign and deliver this Agreement and all other documents related to the transactions referred to herein that it will sign, and to complete the transactions referred to herein.

7.3	All reports, documents and information provided by the Pledgor to the Pledgee before the Agreement comes into force concerning the Pledgor and all matters required hereby are true, accurate and valid in all substantial respects at the effective time of the Agreement.

7.4	All reports, documents and information provided by the Pledgor to the Pledgee after the Agreement comes into force concerning the Pledgor and all matters required hereby are true, accurate and valid in all substantial respects.

7.5	At the effective time of the Agreement, the Pledgor is the sole legal owner of the Pledged Property, and there is no existing dispute about the ownership of the Pledged Property. The Pledgor has the right to dispose of the Pledge Property and any part thereof.

7.6	There is no security interest or third party interest in the Pledge Property except for the security interests established on the Pledged Property hereunder and the rights established under the Transaction Agreement.

7.7	The Pledged Property may be pledged and transferred according to law, and the Pledgor has full right to pledge the Pledged Property to the Pledgee in accordance with the provisions hereof.

7.8	The Agreement, signed by the Pledgor, constitutes a lawful, effective and binding obligation on the Pledgor.

7.9	Any and all consent, permission, abstention, authorization from third party or approval, permission, exemption from any government organization and registration or filing procedures (if required by law) required for the signing and performance hereof and the Equity Pledge hereunder have been obtained or processed and will be fully valid during the validity period of this Agreement.

7.10	The signing and performance of the Agreement by the Pledgor shall not violate or conflict with any applicable law, any agreement binding on its assets, any court decision, any arbitration award, or any decision of any administrative agencies.

7.11	The Equity Pledge hereunder constitutes a security interest of first priority in the Pledged Property.

7.12	All taxes and charges due to the acquisition of the Pledged Property have been paid in full by the Pledgor.

7.13	There are no pending or threatened litigations, legal proceedings or requests in any court or arbitral tribunal against the Pledgor, or its property, pledge, or to the knowledge of the Pledgor, there are no pending or threatened litigations, legal proceedings or requests against the Pledgor, its property, or the pledge, in any governmental or administrative organization, which will have a material adverse effect on the economic condition or ability to fulfill the obligations and pay off Secured Debts of the Pledgor hereunder.

7.14	The Pledgor agrees that the right to the Pledged Property that the Pledgee obtains hereunder shall not be interrupted or impaired by the Pledgor or any heir or representative of the Pledgor or any other person through legal proceedings.

7.15	Unless otherwise instructed by the Pledgee in a prior written notice, , the Pledgor and/or the Company agree that, in case of a transfer of part or all of the Pledged Property in violation of the Agreement taking place between the Pledgor and any third party (the ” Transferee”), the Pledgor and/or the Company shall ensure that the Transferee unconditionally recognizes the Equity Pledge and performs any and all necessary registration procedures for the pledge change (including but not limited to signing relevant documents) to ensure the continuous existence of Equity Pledge.

7.16	In case that the Pledgor is in the event of the merger, split, dissolution, liquidation, bankruptcy or other circumstances may affect the exercise of its equity interests in the Company, any heir or successor of the Pledgor shall be deemed to be the signatory party to the Agreement and shall inherit/assume all the rights and obligations of the Pledgor hereunder. The Pledgor and the Company undertake that they have made all appropriate arrangements and signed all necessary documents to ensure that the performance hereof will not be affected or hindered in the event of the merger, split, dissolution, liquidation, bankruptcy or other occurrence that may affect Pledgor’s holding of ownership of the Company.

7.17	The Pledgor hereby warrants to the Pledgee that the above representations and warranties will be true and correct and will be fully complied with at any time before the Contractual Obligations are fully fulfilled or the Secured Debts are fully paid off.

8.	Representations and Warranties of the Company

The Company represents and warrants to the Pledgee as follows:

8.1	The Company is a limited liability company duly registered and validly existing in accordance with Chinese Law and has independent legal personality. It has complete and independent legal status and legal capacity to sign, deliver and perform the Agreement and can independently act as a litigation subject.

8.2	Any report, document and information related to the Equity Pledge and all matters required by the Agreement provided by the Company to the Pledgee before the Agreement comes into force shall be true, accurate and valid at the effective time of the Agreement.

8.3	Any report, document and information related to the Equity Pledge and all matters required by the Agreement provided by the Company to the Pledgee after the Agreement comes into force shall be true, accurate and valid.

8.4	It has the full power and authority to sign and deliver this Agreement and all other documents related to the transactions contemplated by this Agreement that it will sign. It has the full power and authority to consummate the transactions contemplated by this Agreement.

8.5	There are no pending or threatened lawsuits, legal procedures or claims against the Company or its assets (including but not limited to the Pledged Property) in any court or arbitral tribunal, or pending or threatened lawsuits, legal procedures or claims against the Company or its assets (including but not limited to the pledges) in any governmental agency or administrative organization which can have a material adverse impact on the economic condition of the Company or the Company’s ability to perform the obligations and liability to guarantee under the Agreement.

8.6	The Company hereby agrees to be jointly and severally liable to the Pledgee for the representations and warranties made by Pledgors under articles 7.5, 7.6, 7.7, 7.9, 7.11, 7.15 and 7.16 of the Agreement.

8.7	The Company hereby warrants to the Pledgee that the above representations and warranties shall be true and accurate and shall be fully complied with under any circumstances at any time before all Contractual Obligations are fulfilled or the Secured Debts are fully paid off.

9.	Pledgor Covenants

The Pledgors hereby separately and jointly covenant to the Pledgee as follows:

9.1	The Pledgors shall not create or permit to create any new pledge or other security interest on the Pledged Property without prior written consent of the Pledgee. Any new pledge or other security interests on the whole or a part of the Pledged Property without the prior written consent of the Pledgee is invalid.

9.2	The Pledgors shall not be allowed to transfer the Pledged Property without prior written notice to the Pledgee and obtaining its prior written consent. Any such transfer of the Pledged Property without Pledgee’s consent shall be invalid. After the Pledgors obtain the prior written consent of the Pledgee, the proceeds from the transfer of the Pledged Property shall first be used to prepay the Secured Debts or deposited with a third party agreed by the Pledgee.

9.3	The Pledgors shall notify the Pledgee in writing as soon as possible and take all necessary measures to ensure the Pledgee’s rights and interests in the Pledged Property according to the Pledgee’s reasonable requirements, where there is any lawsuit, arbitration or other claim that may adversely affect the interests of the Pledgors, the Pledged Property or the Pledgee under the Transaction Agreements.

9.4	The Pledgors shall not perform or permit any act or omission which may have a material adverse effect on the interests of the Pledgee or the Pledged Property under the Transaction Agreements. Each Pledgor waives the right of preemption when the Pledgee realizes its right as the Pledgee.

9.5	The Pledgors shall take all necessary measures and sign all necessary documents (including but not limited to any supplement to agreements in addition to this Agreement) in accordance with reasonable requirements of the Pledgee to ensure the exercise and realization of rights and interests of the Pledgee.

9.6	In the event of any transfer of the Pledged Property arising from the exercise of the right hereunder, the Pledgors warrant to take all measures to realize such transfer.

9.7	If the Company needs to be dissolved or liquidated according to the mandatory provisions of applicable laws, any interests distributed to the Pledgors from the Company after the Company completes the dissolution or liquidation procedures according to law shall be gifted to the Pledgee or the entity/individual designated by the Pledgee provided that such gift does not violate Chinese Laws.

10.	Company covenants

10.1	If the execution and performance of the Agreement or the Equity Pledge hereunder shall be subject to consent, permission, waiver, authorization of any third party or approval, permission, exemption, registration or procedures for registration of any governmental agency (if required by law), the Company shall use its best efforts to assist in obtaining and maintaining its full validity during the term of the Agreement.

10.2	Without the prior written consent of the Pledgee, the Company shall not assist or allow the Pledgors to create any new pledge or any other security interest on the Pledged Property.

10.3	Without the prior written consent of the Pledgee, the Company shall not assist or allow the Pledgors to transfer the Pledged Property.

10.4	The Company shall notify the Pledgee in writing as soon as possible and take all necessary measures to ensure the Pledgee’s rights and interests in the Pledged Property according to the Pledgee’s reasonable requirements, where there is any lawsuit, arbitration or other claim that may adversely affect the interests of the Company, the Pledged Property, or the Pledgee under the Transaction Agreements.

10.5	The Company shall not perform or permit any act or action which may have an adverse effect on the interests of the Pledgee or the Pledged Property under the Transaction Agreements.

10.6	The Company shall provide its financial statements of most recently completed fiscal quarter, including but not limited to the balance sheets, income statement and cash flow statement to the Pledgee within one month after the end of the most recently completed fiscal quarter.

10.7	The Company shall take any necessary measures and sign any necessary document (including but not limited to any supplement to agreements in addition to this Agreement) in accordance with reasonable requirements of the Pledgee to ensure the exercise and realization of rights and interests of the Pledgee.

10.8	In the event of any transfer of the Pledged Property arising from the exercise of the right hereunder, the Company guarantees that it will take any measure to realize such transfer.

11.	Changed circumstance

The section shall be deemed as a supplementary and not inconsistent with the Transaction Agreements and other terms of the Agreement. If at any time, the Pledgee believes that the Agreement and/or the disposition of the Pledged Property specified by provisions of the Agreement become illegal or are contrary to the laws, regulations or rules as a result of promulgation or change of any Chinese Laws, regulations or rules, or due to the interpretation or change of interpretation of such laws, regulations or rules, or due to the change of the relevant registration procedures, the Pledgors and the Company shall immediately, according to the written instructions of the Pledgee and reasonable requirements of the Pledgee, take any action and/or sign any agreement or other documents to:

11.1	Maintain the validity of this Agreement;

11.2	Facilitate the disposition of the Pledged Property in the manner provided by the Agreement; and/or

11.3	Maintain or realize the guarantee established or intended to be established by the Agreement.

12.	Confidentiality

12.1	For the purposes of this Agreement, the term “confidential information” includes, but not limited to, all or any part of the following information: any contract, agreement, memorandum, annex, draft or record (including this Agreement) signed by the parties hereto for the purposes of this Agreement; and any notice without statement that such notice includes public information, given by one party to this Agreement to the other parties for the purposes of this Agreement. Upon termination of this Agreement, either party shall return any documents, information or software containing confidential information to other parties at the request of other parties or destroy them on its own, and delete all the confidential information from any relevant memory device, and shall refrain from continuing to use such confidential information.

12.2	Unless prior written consent of the parties to this Agreement is obtained, one party shall not disclose confidential information to any third party in any way.

12.3	Each party to the Agreement shall take necessary measures to limit the confidential information it knows or understands to its relevant staff, agents or consultants, and require them to strictly abide by this article and not to disclose the confidential information to any third party. Each party undertakes not to disclose or leak confidential information obtained from other parties to other people.

12.4	No party shall be deemed to disclose or leak confidential information in the following circumstances:

(1)	The information is already known to the public before it is leaked (except the leakage in violation of this article):

(2)	With the prior written consent of the parties concerned:

(3)	Disclosure made in response to mandatory requirements of government departments or legal decrees, but the requirements of government departments must be issued in formal written documents, otherwise the parties to the Agreement shall refuse to disclose any confidential information.

12.5	If one party to the Agreement breaches the provisions of this article, it shall compensate the other parties for their actual losses.

12.6	The parties agree that this article shall remain in force regardless of whether or not this Agreement is altered, rescinded or terminated.

13.	Validity and term of the Agreement

13.1	The Agreement shall come into force on the date when it is duly signed by all parties hereto.

13.2	The term of the Agreement shall last until the Contractual Obligations are fully fulfilled and the Secured Debts are fully paid off.

13.3	The examination and approval and registration procedures for the extension of business term shall be completed within 3 months prior to the expiration of operation term to maintain the validity of the Agreement.

14.	Notice

All notices and other communications required or sent under this Agreement shall be sent to the following addresses of the party by personal delivery, registered post, postage prepayment or commercial express service or fax. Effective date of service of such notices shall be determined as follows:

If the notice is sent by personal delivery, express service or registered post or prepaid postage, the date of delivery shall be the effective date.

If the notice is sent by fax, the effective date of service shall be the date of successful transmission (evidenced by the automatically generated transmission confirmation information).

For the purpose of notice, the addresses of the parties are as follows:

Pledgor: Shenzhen Lohas World Co., Ltd.

Address: Room 408, Smart Valley Innovation Park Building, No. 1010 Bulong Road, Minzhi Street, Longhua New District, Shenzhen City

Fax: 0755-33093706

Pledgor: Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership)

Address: Gongqingcheng Privately Offered Fund Innovation Park, Jiujiang City, Jiangxi Province

Fax: 0755-23613507

Pledgee: Lohas World (Shenzhen) Intelligent Technology Co., Ltd.

Address: Room 201, Building A, No. 1 Qianwan First Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen City (where Shenzhen Qianhai Business Secretary Co., Ltd. is settled)

Fax: 0755-33093706

The Company: Lohas Agricultural Information Technology Co., Ltd.

Address: Room 201, Building A, No. 1 Qianwan First Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen City (where Shenzhen Qianhai Business Secretary Co., Ltd. is settled) (Actual business address: Room125, Building No. 4, Nord Holiday Garden, Nanshan Street, Nanshan District, Shenzhen)

Fax: 0755-33093706

Either party may change the address at which it receives the notice by giving notice to the other parties at any time in accordance with the provisions of this article.

15.	Others

15.1	The Pledgors or the Company shall not transfer any rights, obligations or responsibilities under the Agreement to any third party without the prior written consent of the Pledgee, provided that, the Pledgee may transfer its rights, obligations or responsibilities hereunder to any third party after notifying the Pledgors and the Company without obtaining the consent of the Pledgors or the Company. Each party’s successors or permitted assigns (if any) shall continue to perform the respective obligations of the Pledgors and the Company under the Agreement.

15.2	The amount of the Secured Debts of the Pledged Property shall be determined by the parties through negotiation and regarded as the conclusive evidence of the Secured Debts hereunder.

15.3	This Agreement is drafted both in the English and Chinese languages, and both language versions shall be equally authentic. If there is any conflict between the two versions, the Chinese one shall prevail.

15.4	The Chinese version of the Agreement is made into four (4) originals. Each party to the Agreement shall hold one (1) original. The number of originals signed may be increased correspondingly for the purpose of registration or filing (if necessary).

15.5	The conclusion, entry into force, performance, modification, interpretation and termination of this Agreement shall be governed by Chinese law.

15.6	Any dispute arising out of or in connection with the Agreement shall be settled by the Parties through negotiation. The dispute shall be submitted to Shenzhen Court of International Arbitration (Shenzhen Arbitration Commission) and arbitration shall be conducted in Shenzhen, China in accordance with the then effective arbitration rules of the commission for the final resolution which is legally binding to the Parties if the Parties cannot reach an agreement within 30 days after the dispute arises.

The arbitral tribunal may award compensation, compulsory relief (including, but not limited to, the need for the conduct of business or compulsory transfer of assets) for the Company’s equity or property rights or decide that the Company shall be liquidated. After the arbitral award takes effect, either party has the right to apply to the court with jurisdiction for the enforcement of the arbitral award. As a measure of property preservation or enforcement, at the request of the disputing party, the court with jurisdiction has the right to provide temporary relief measures to the disputing party while awaiting the formation of an arbitral tribunal or other appropriate circumstances permitted by law. Subject to the provisions of Chinese Law, the courts of following places: (1) the Cayman Islands, (2) the place of incorporation of the Company, (3) the location of the NASDAQ Stock Market and (4) the place where the Company’s ultimate controlling shareholder or the Company’s main assets are located, shall have jurisdiction over the foregoing purposes.

15.7	Any rights, powers and remedies conferred upon each party by any provision of this Agreement shall not exclude any other rights, powers or remedies enjoyed by that party in accordance with the provisions of law and other provisions of this Agreement. At the same time, the exercise of a party’s rights, powers and remedies does not preclude the exercise of other rights, powers and remedies enjoyed by that party.

15.8	A party’s failure to exercise or delay the exercise of any of its rights, powers and remedies under this Agreement or law will not result in the waiver of such rights. In addition, the waiver of any single or part of the party’s rights shall not preclude the exercise of such rights in other ways and the exercise of the party’s other rights.

15.9	The headings of articles of this Agreement are for convenience purposes only. In no case shall such headings be used or affect the interpretation of the provisions of this Agreement.

15.10	Each article of this Agreement is severable and independent from any other article. At any time any one or more articles of this Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of other articles of this Agreement shall not be affected.

15.11	Any amendment or supplement to the Agreement shall be made in writing. Amendments and supplements to the Agreement shall come into force only after they are duly signed by the parties hereto except that the Pledgee may transfer its rights under the Agreement in accordance with Article 15.1.

15.12	This Agreement shall be binding on the legitimate successors of all parties.

15.13	At the time of signing the Agreement, each of the Pledgors shall respectively sign a Letter of Authorization (As a form shown in Annex II to the Agreement, hereinafter referred to as “Letter of Authorization”), entrusting any and all legal documents necessary to enable the Pledgee to exercise its rights hereunder to be signed by any person designated by the Pledgor on its behalf pursuant to the Agreement. The Letter of Authorization shall be kept by the Pledgee and if necessary, the Pledgee may submit it to the relevant government department at any time.

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[This is the signature page to the Equity Pledge Agreement.]

In witness whereof, the Equity Pledge Agreement is signed by the following parties hereto on the date and at the place first written above.

Shenzhen Lohas World Co., Ltd.(Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:	Legal Representative

Gongqingcheng Baorui Lohas Investment Partnership (L.P.) (Seal)

Signature:	/s/ Yanhong Li
Name:	Yanhong Li
Title:

Lohas World (Shenzhen) Intelligent Technology Co., Ltd. (Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:	Legal Representative

Lohas Agricultural Information Technology Co., Ltd. (Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:	Legal Representative

Annex I:

Basic facts of the Company

Company name: Lohas Agricultural Information Technology Co., Ltd.(“Lohas Agricultural”)

Registered address: Room 201, Block A, No. 1 Qianwan First Road, Zhuhai-Shenzhen-Hong Kong Cooperation Zone, Shenzhen City (where Shenzhen Qianhai Business Secretary Co. Ltd is located.) (Actual business address: Room 125, Building No. 4, Nord Holiday Garden, Nanshan Street, Nanshan District, Shenzhen)

Registered capital: RMB 50 million yuan

Legal representative: Zhang Yanyue

Shareholding structure:

Name of shareholders	(RMB Amount of contribution ten thousand yuan)	Proportion of contribution	Ownership situation:
Shenzhen Lohas World Co., Ltd.	4,966.6667	99.333334%	This company’s 99.333334% equity interests in Lohas Agricultural Information Technology Co., Ltd. was pledged to Lohas World (Shenzhen) Intelligent Technology Co., Ltd. on [Month], [Date], 2019.
Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership)	33.3333	0.666666%	This company’s 0.666666% equity interests in Lohas Agricultural Information Technology Co., Ltd. was pledged to Lohas World (Shenzhen) Intelligent Technology Co., Ltd. on [Month], [Date], 2019.
Total	5,000	100%

Annex II:

Form of Letter of Authorization

The Company, Shenzhen Lohas World Co., Ltd., irrevocably authorizes____, ID card No.:_____, as authorized trustee of the Company to sign all legal documents necessary for Lohas World (Shenzhen) Intelligent Technology Co., Ltd. to exercise its rights under the Equity Pledge Agreement signed with us concerning Lohas Agricultural Information Technology Co., Ltd., and handle all industrial and commercial registration procedures related to the Equity Pledge.

Shenzhen Lohas World Co., Ltd. (Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:
Date:

Form of Letter of Authorization

The Enterprise, Gongqingcheng Baorui Lohas Investment Management Partnership (L.P.), irrevocably authorizes_Zhang Yanyue___, ID card No.:_____, as authorized trustee of the Enterprise to sign all legal documents necessary for Lohas World (Shenzhen) Intelligent Technology Co., Ltd. to exercise its rights under the Equity Pledge Agreement signed with us concerning Lohas Agricultural Information Technology Co., Ltd., and handle all industrial and commercial registration procedures related to the Equity Pledge.

Gongqingcheng Baorui Lohas Investment Partnership (L.P.) (Seal)

Signature:	/s/ Yanhong Li
Name:	Yanhong Li
Title:
Date:

Annex III:

Shareholder Meeting Resolutions of Lohas Agricultural Information Technology Co., Ltd. (the “Company”)

Time: __16_(Day)_08___ (Month)_2019__(Year)

Place: ________

Attending shareholders:

The following resolutions are adopted by the shareholders at the shareholder’s meeting:

1.	The shareholder, Shenzhen Lohas World Co., Ltd., is permitted to pledge its 99.333334% equity interest in the Company to Lohas World (Shenzhen) Intelligent Technology Co., Ltd., and the shareholder, Gongqingcheng Baorui Lohas Investment Partnership (L.P.), is permitted to pledge its 0.666666% equity interest in the Company to Lohas World (Shenzhen) Intelligent Technology Co., Ltd.

2.	Agree to record the above pledge items in the shareholders’ register of the Company and to handle the industrial and commercial registration.

The resolutions above shall come into force on the date of their adoption.

Signed /sealed by:

Shenzhen Lohas World Co., Ltd. (Seal)

Signature:	/s/ Yanyue Zhang
Name:	Yanyue Zhang
Title:

Gongqingcheng Baorui Lohas Investment Partnership (Limited Partnership) (Seal)

Signature:	/s/ Yanhong Li
Name:	Yanhong Li
Title: